              OPPENHEIMER TRINITY CORE FUND
     498 Seventh Avenue, 10th Floor, New York, New York
                            10018
                       1-800-525-7048

          NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON AUGUST 29, 2003

    To  the  Shareholders  of  Oppenheimer  Trinity  Core
    Fund:

    Notice is hereby  given  that a  Special  Meeting  of
    the  Shareholders  of  Oppenheimer  Trinity Core Fund
    ("Trinity  Core  Fund"),   a  registered   investment
    management  company,  will  be  held  at  6803  South
    Tucson  Way,  Centennial,  CO  80112  at  1:00  P.M.,
    Mountain   time,   on  August   29,   2003,   or  any
    adjournments   thereof  (the   "Meeting"),   for  the
    following purposes:

    1.   To   approve   an   Agreement    and   Plan   of
    Reorganization   between   Oppenheimer  Trinity  Core
    Fund  ("Trinity  Core  Fund")  and  Oppenheimer  Main
    Street  Fund  ("Main  Street  Fund"),   a  series  of
    Oppenheimer   Main  Street   Funds,   Inc.   and  the
    transactions  contemplated  thereby,   including  (a)
    the  transfer of all the assets of Trinity  Core Fund
    to Main Street  Fund in  exchange  for Class A, Class
    B,  Class  C,  Class  N and  Class Y  shares  of Main
    Street  Fund,  (b) the  distribution  of these shares
    of Main  Street  Fund to the  corresponding  Class A,
    Class B,  Class C,  Class N and Class Y  shareholders
    of  Trinity  Core  Fund in  complete  liquidation  of
    Trinity  Core  Fund and (c) the  cancellation  of the
    outstanding  shares of Trinity  Core Fund (all of the
    foregoing being referred to as the "Proposal").

    2. To act upon such  other  matters  as may  properly
    come before the Meeting.

    Shareholders  of record at the close of  business  on
    July 9, 2003 are  entitled  to notice of, and to vote
    at,  the   Meeting.   The   Proposal  is  more  fully
    discussed  in the  Proxy  Statement  and  Prospectus.
    Please read it carefully  before  telling us, through
    your  proxy or in  person,  how you wish your  shares
    to be voted.  The Board of Trustees  of Trinity  Core
    Fund  recommends  a vote in  favor  of the  Proposal.
    WE URGE  YOU TO SIGN,  DATE  AND  MAIL  THE  ENCLOSED
    PROXY PROMPTLY.

    By Order of the Board of Trustees,
    Robert G. Zack, Secretary
    June 12, 2003
    [341]

    Shareholders  who do not  expect to attend  the  Meeting
    are  requested to indicate  voting  instructions  on the
    enclosed  proxy and to date,  sign and  return it in the
    accompanying    postage-paid    envelope.    To    avoid
    unnecessary  duplicate mailings, we ask your cooperation
    in  promptly  mailing  your proxy no matter how large or
    small your holdings may be.

    As with all mutual funds,  the  Securities  and Exchange
    Commission  has  not  approved  or   disapproved   these
    securities   or  passed   upon  the   adequacy  of  this
    Prospectus and Proxy Statement.  Any  representation  to
    the contrary is a criminal offense.